UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

SEARCHCORE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323 Tyler, TX 75708
(Address of principal executive offices) (zip code)

(855) 266-4663
(Registrant’s telephone number, including area code)

_____________________________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definite Agreement

Legacy Homes

On May 12, 2014, we entered into a consignment agreement (the “Consignment Agreement”) and Indemnification Agreement with Legacy Housing, Ltd. (“Legacy”), pursuant to which Legacy will consign new and used manufactured home inventory to our wholly-owned subsidiary, Wisdom Homes of America, Inc. (“WHOA”). Per the Consignment Agreement, WHOA is to pay Legacy a monthly fee of one percent (1%) of the agreed consignment price for fees incurred during the prior calendar month, or prorated for any partial month. Fees for consigned property begin to accrue from (i) the date used inventory is consigned or (ii) in the case of new inventory, from the date the property is ready to ship and WHOA has been notified of its readiness for shipment.

The consignment price for used inventory shall be One Thousand Dollars ($1,000) greater than Legacy’s acquisition price for a singlewide mobile home and Fifteen Hundred Dollars ($1,500) greater for a multi-section home. The consignment price for new inventory shall be equal to Legacy’s invoice price. WHOA shall reduce the outstanding balance of consigned property by One Thousand Dollars ($1,000) per year, due on the anniversary of each respective consignment, and after the first anniversary of any consigned property, the monthly consignment fee with respect to such property shall increase from 1% to 1.4%. In the event any mobile home is consigned for eleven hundred (1,100) days or more, the entire balance owing shall be immediately due and payable. All money received by WHOA for the purpose of selling a mobile home consigned by Legacy to WHOA shall be held in trust for the benefit of Legacy until the entire outstanding balance owed for the consigned property is satisfied. Furthermore, Legacy shall have a security interest in all manufactured homes that have been financed by Legacy or for which Legacy has advanced any funds or incurred any obligation which has enabled WHOA to acquire the manufactured homes.

The Consignment Agreement shall be effective for a term of five (5) years or for so long as there are manufactured homes consigned to WHOA by Legacy. During the term of the Consignment Agreement, WHOA will maintain insurance on all manufactured homes consigned to it by Legal, and shall be responsible for any home that is destroyed or suffers more than Fifteen Hundred Dollars ($1,500) in damage. For a period of three (3) years following the termination of the Consignment Agreement, WHOA shall not operate, own, mange, or in any way be affiliated with a mobile home sales facility within twenty (20) miles of WHOA’s facility located at 4888 FM 2264, Rhome, Texas, 76078. WHOA’s obligations under the Consignment Agreement are personally guaranteed by Brent Nelms, WHOA’s President, and Burnett Hunt, the general manager of WHOA’s manufactured home retail center in Jacksboro, Texas.

In connection with the Consignment Agreement, WHOA executed an Indemnity Agreement pursuant to which it is obligated to indemnify Legacy, its predecessor and/or successors in interest, or any of its employees, agents, or representatives from any threatened, pending, or completed lawsuit, action or other proceeding, whether criminal, civil, administrative, or investigative, involving a manufactured home and/or real property involving Legacy.

One May 12, 2014, we also entered into an addendum to the Consignment Agreement. Pursuant thereto, so long as WHOA is current on all amounts owed to Legacy and maintains a consignment inventory of at least four (4) manufactured homes during the previous month, the consignment fee owed to Legacy shall be reduced from 1% to 0.8% per month, and prorated for any partial month. This reduced rate shall be in addition to a Ten Dollar ($10) monthly administration fee and does not pertain to any consigned inventory that has been held on consignment for more than one (1) year.

On May 21, 2014, we paid Legacy a Fifty Thousand Dollar ($50,000) security deposit, which Legacy can use to setoff past-due amounts owed pursuant to the Consignment Agreement, should any exist in the future. In two (2) years, if WHOA is in compliance with the Consignment Agreement and current on all amounts due and owing to Legacy thereunder, if any, the security deposit will be refunded to WHOA.

Platinum Technology Ventures, LLC

On May 19, 2014, we sold the following domain names: www.manufacturedhome.com, www.manufacturedhomes.com, www.manufacturedhouse.com, www.manufacturedhomes.net, and www.modularhomes.com. The domain names were sold to Platinum Technology Ventures, LLC, an entity owned and controlled by Brad Nelms, formerly our Chief Strategy Officer. As consideration for the sale of the domain names, we received a non-recourse secured promissory note in the amount of One Million Dollars ($1,000,000), and Platinum assumed all of our obligations under the Lease Agreement we had with Domain Capital, LLC. We also received lifetime “gold” or equivalent membership levels on any manufactured home website owned or operated by Platinum. In connection with the transaction, Brad Nelms’ employment with us ceased. As a result of our sale of the manufactured home domain names and associated intellectual property, our monthly cash burn-rate is immediately reduced by approximately Thirty Thousand Dollars ($30,000), we have terminated employees that previously worked in our Las Vegas, Nevada, office in connection with the development and operation of these domain names, and we did not renew our lease for the Las Vegas office, which expired in April 2014. In order to assist Platinum in its operations, we agreed to loan it Fifteen Thousand Dollars ($15,000) per month for six (6) months, for an aggregate loan of Ninety Thousand Dollars ($90,000). Platinum is obligated to begin repaying this loan seven (7) months after it was issued, and its repayment obligations will continue for the following six (6) months.

Two additional domain names are subject to the Lease Agreement with Domain Capital, LLC, namely www.traveltrailer.com and www.toyhaulers.com. Upon satisfaction of the payment obligations under the Lease Agreement, those domains will be transferred back to us.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

LG Capital Funding, LLC

On May 16, 2014, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC (“LG Capital”), pursuant to which we sold to LG Capital an 8% Convertible Promissory Note in the original principal amount of $105,000 (the “Note”). The Note has a maturity date of May 16, 2015, and is convertible after 180 days into our common stock at a forty two percent (42%) discount from the lowest trading price of our common stock, as reported by any exchange upon which our common stock is then traded, for the ten (10) trading days prior to our receipt of notice from the Note holder to exercise this conversion feature. The conversion price shall be subject to a minimum conversion price of $0.0001 per share (the “floor price”), but in the event that the floor price is triggered, the conversion discount shall increase from forty two percent (42%) to fifty two (52%), calculated against the floor price. Interest accrued on the Note shall be payable in shares of our common stock, calculated using the same conversion formula. The Note can be prepaid by us at a premium as follows: (a) between 0 and 90 days after issuance – 120% of the principal amount; (b) between 91 and 150 days after issuance – 130% of the principal amount; (c) between 151 and 180 days after issuance – 140% of the principal amount. There is no right to prepay the Note after 180 days. The purchase and sale of the Note closed on May19, 2014, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements under the Securities Act of 1933 pursuant to Rule 506 of Regulation D thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1	Consignment Agreement dated May 8, 2014

10.2	Personal Guaranty of Brent Nelms dated May 8, 2014

10.3	Personal Guaranty of Burnett Hunt dated May 9, 2014

10.4	Texas Inventory Finance Security Form dated May 8, 2014

10.5	Addendum to Consignment Agreement dated May 5, 2014

10.6	Indemnity Agreement dated May 8, 2014

10.7	Securities Purchase Agreement dated May 16, 2014

10.8	8% Convertible Redeemable Note dated May 16, 2014

10.9	Domain Name Purchase Agreement dated May 16, 2014

10.10	Non-Recourse Secured Promissory Note dated May 19, 2014 (Purchase Price)

10.11	Non-Recourse Secured Promissory Note dated May 19, 2014 (Operation Expenses)

10.12	Termination and Mutual Release Agreement dated May 19, 2014

10.13	Pledge and Security Agreement dated May 19, 2014

10.14	Personal Guaranty dated May 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchCore, Inc.

Dated: May 21, 2014	By:	/s/ James Pakulis
James Pakulis
	Its:	President and Chief Executive Officer